UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 25, 2005

                           NewMarket Technology Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified by its charter)


       Nevada                       00-27917                 65-0729900
-------------------------     ------------------------  ------------------------
(State or other Jurisdiction  (Commission File Number)  (IRS Employer
of Incorporation)                                         Identification Number)

                         14860 Montfort Drive, Suite 210
                               Dallas, Texas 75254
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (972) 386-3372
           ----------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)


-----------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

     NewMarket Technology Inc. today released a letter to shareholders in response to an increased number of inquires from shareholders regarding a large volume of posts with false and misleading information on the Lycos Raging Bull website. The letter points out that all the posts come from anonymous individuals publishing under assumed identities. In the past, several of the individuals have been reprimanded and suspended or removed from posting on Raging Bull in response to specific misleading and false information they have previously posted. Management believes the misleading and false information being posted on Lycos Raging Bull is related to the illegal short sale of NewMarket stock. NewMarket has been recently named to the Regulation SHO Threshold Security list verifying that the Company has been subject to illegal short sales. The letter to shareholders outlines management's plan to respond to the illegal short sale of stock.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of business acquired.

Not applicable.

     (b) Pro forma financial information.

Not applicable.

     (c) Exhibits.



Exhibit No.     Description
----------     --------------------------------
20.3  *        Correspondence  from NewMarket  Technology Inc. management to the shareholders addressing False and Misleading Information Posted on the Lycos Raging Bull Website

---------------

* Filed herewith.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           NEWMARKET TECHNOLOGY, INC.



Date: April 25, 2005                        By:/s/Philip Verges
                                            --------------------------
                                            Name: Philip Verges
                                            Title: CEO